                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 3, 2002 (except Note 3 and Note 14, as to which the date is March 10, 2003) in the Registration Statement (Form S-1 No. 333-_______) and related Prospectus of Avatech Solutions, Inc. and subsidiaries for the registration of 2,320,247 shares of its common stock.

                                       /s/ Ernst & Young LLP

Baltimore, Maryland
March 21, 2003

                                      E - 9